Exhibit 99.1

Investors
Trey Huffman
404-748-6219
404-414-8724 (mobile)
huffmanal@elink.com

Media
Pam O’Connor
919-863-7344
919-621-1230 (mobile)
Pamela.oconnor@elink.com

EarthLink Announces Partial Redemption

of its 8 7/8% Senior Notes due 2019

ATLANTA, May 14, 2015 - EarthLink Holdings Corp. (NASDAQ: ELNK) announced today that it has delivered a notice of redemption for $70,000,000 aggregate principal amount of its outstanding 8 7/8% Senior Notes due 2019 (CUSIP No. U2678F AA8) (the “Notes”). The redemption will occur on June 15, 2015 and holders of the Notes to be redeemed will receive a redemption price equal to 104.438% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date.  To facilitate the redemption, EarthLink intends to use approximately $20 million of cash and draw down approximately $55 million under its senior secured revolving credit facility, leaving approximately $80 million of liquidity available in the $135 million credit facility. These new borrowings under the credit facility will have an interest rate of LIBOR plus 3.50%, which is lower than the interest rate for the Notes.  At current LIBOR rates, EarthLink’s annualized debt service costs following these actions are expected to be more than $6 million lower than they were at the beginning of 2015.  EarthLink expects to record a loss on extinguishment of debt of approximately $5.6 million in its second quarter financial results in connection with the redemption consisting of the premium paid for the redemption and a non-cash charge for the write-off of unamortized discount on debt and debt issuance costs. Deutsche Bank Trust Company Americas, the trustee under the indenture governing the Notes, is sending a notice of redemption to all currently registered holders of the Notes.

“EarthLink continues to strengthen its financial foundation, thanks to the hard work and focus of our team,” said Louis Alterman, EarthLink’s Chief Financial Officer.  Alterman added, “Our improving cash flow profile puts us in a position to reduce high-yield debt. This change to our capital structure will further improve our cash flow profile as we position the company for growth in the future.”

This press release is for informational purposes only and does not constitute a notice of redemption with respect to or an offer to purchase or sell (or a solicitation of an offer to purchase or sell) any securities.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) provides managed network, security and cloud solutions for multi-location businesses. We help thousands of specialty retailers, restaurants, financial institutions, healthcare providers, professional service firms and local governments deliver a reliable and engaging customer experience in their stores and branch offices. We do so by building and managing MPLS WAN networks, by providing virtualized infrastructure, security, hosted voice, secure WiFi and compliance solutions, and by offering exceptional customer care. We operate a nationwide network spanning more than 28,000 fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP service coverage. Our EarthLink Carrier™ division sells facilities-based wholesale telecommunications to other providers and our award-winning Internet services connect hundreds of thousands of residential customers across the U.S. For more, visit www.earthlink.com and follow @earthlink, LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) that we may not be able to execute our strategy to successfully transition to a leading managed network, security and cloud services provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that failure to achieve operating efficiencies would adversely affect our results of operations and cash flows; (4) that we may have to undertake further restructuring plans that would require additional charges; (5) that is we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that we may be unable to successfully divest non-strategic products, which could adversely affect our results of operations(7) that we may be unable to successfully make or integrate acquisitions, which could adversely affect our results of operations; (8) that we face significant competition in the communications and managed services industry that could reduce our profitability; (9) that failure to retain existing customers could adversely affect our results of operations and cash flows; (10) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (13) that we may experience reductions in switched access and reciprocal compensation revenue; (14) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (15) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (16) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (17) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (18) our consumer business is dependent on the availability of third-party network service providers; (19) that we face significant competition in the Internet access industry that could reduce our profitability; (20) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (21) that potential regulation of Internet service providers could adversely affect our operations; (22) that cyber security breaches could harm our business; (23) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (24) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (25) that our business depends on effective business support systems and processes; (26) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that we may not be able to protect our intellectual property; (29) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (30) that unfavorable general economic conditions could harm our business; (31) that government regulations could adversely affect our business or force us to change our business practices; (32) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (33) that we may be required to recognize impairment charges on our goodwill and other intangible assets, which would adversely affect our results of operations and financial position; (34) that we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our business and industry; (36) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (37) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (38) that we may reduce, or cease payment of, quarterly cash dividends; (39) that our stock price may be volatile; (40) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (41) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2014.

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